                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  JUNE 15, 1999
                                  -------------
                Date of Report (Date of earliest event reported)



                        LATTICE SEMICONDUCTOR CORPORATION
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                   000-18032                 93-0835214
   ----------------------      --------------------     ----------------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)


                               5555 NE MOORE COURT
                            HILLSBORO, OR 97124-6421
                            ------------------------
                    (Address of principal executive offices)


                                 (503) 268-8000
                                 --------------
              (Registrant's telephone number, including area code)

AMENDMENT NO. 1

     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities Exchange Commission on June 25, 1999, reporting the acquisition by Registrant from Advanced Micro Devices, Inc., a Delaware Corporation, of all of the outstanding capital stock of Vantis Corporation, a Delaware Corporation, and the wholly-owned subsidiaries of Vantis, as set forth in the pages attached hereto:

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 15, 1999, Lattice Semiconductor Corporation, a Delaware Corporation ("Lattice") and the registrant herein, purchased all of the outstanding capital stock, $.01 par value of Vantis Corporation, a Delaware corporation, ("Vantis") from Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), for an aggregate purchase price of $500,080,000.

     The acquisition was made pursuant a Stock Purchase Agreement entered into between Lattice and AMD on April 21, 1999. Following the acquisition, Vantis is now a wholly owned subsidiary of Lattice.

     The purchase price for the shares of Vantis was determined by arms'-length negotiation between Lattice and Advanced Micro Devices, and was funded in part with cash reserves held by Lattice, and in part with the proceeds of borrowings from ABN AMRO Bank, N.V., as administrative agent for a syndicate of banks. The ABN AMRO credit facilities consist of a $60 million three-year revolving credit facility, and a $220 million three-year term loan. Aggregate borrowings from the credit facilities for the acquisition were approximately $253,000,000 as of June 15, 1999.

     For a more complete description of the terms of the acquisition of Vantis please refer to the Stock Purchase Agreement, which is incorporated by reference as Exhibit 2.1, to our Current Report on Form 8-K, dated April 21, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements of Business Acquired.

     The required financial statements of the business acquired are set forth below.

                               Vantis Corporation

                   Index to Consolidated Financial Statements

                         Years ended December 29, 1996,
                    December 28, 1997, and December 27, 1998


                                                                            page
                                                                            ----
Report of Independent Auditors                                                5

Consolidated Financial Statements

Consolidated Balance Sheets                                                   6
Consolidated Statements of Income                                             7
Consolidated Statements of Stockholder's Equity and Division Equity           8
Consolidated Statements of Cash Flows                                         9
Notes to Consolidated Financial Statements                                   10

                         Report of Independent Auditors

The Board of Directors and Stockholder
Vantis Corporation

We have audited the accompanying consolidated balance sheets of Vantis Corporation as of December 28, 1997 and December 27, 1998, and the related consolidated statements of income, stockholder's equity and division equity, and cash flows for each of the three years in the period ended December 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vantis Corporation at December 28, 1997 and December 27, 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 27, 1998, in conformity with generally accepted accounting principles.

                                                         /s/ Ernst & Young LLP


San Jose, California
February 8, 1999

                               Vantis Corporation

                           Consolidated Balance Sheets


                                                                            DECEMBER 28,          DECEMBER 27,
                                                                                1997                  1998
                                                                       -------------------------------------------
                                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                                 AND PER SHARE AMOUNTS)
ASSETS
Current assets:
   Cash and cash equivalents                                                    $ 39,638              $ 25,053
   Short-term investments                                                         32,500                48,533
   Accounts receivable, net of allowance for doubtful
     accounts of $400 in 1997 and $605 in 1998                                    12,512                26,947
   Inventories:
     Work-in-process                                                               7,078                 6,760
     Finished goods                                                                4,219                 3,029
                                                                       -------------------------------------------
                                                                                  11,297                 9,789

   Deferred income taxes                                                          17,345                15,819
   Prepaid expenses and other current assets                                       1,755                   676
                                                                       -------------------------------------------
Total current assets                                                             115,047               126,817

Equipment and furniture                                                           31,628                33,710
Accumulated depreciation                                                         (24,281)              (27,436)
                                                                       -------------------------------------------
                                                                                   7,347                 6,274

Other assets                                                                       1,340                 1,789
                                                                       -------------------------------------------
Total assets                                                                    $123,734              $134,880
                                                                       -------------------------------------------
                                                                       -------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Payable to AMD (SEE NOTE 10)                                                 $ 56,608              $ 41,531
   Accrued compensation and benefits                                               2,549                 3,623
   Accrued liabilities                                                               678                 5,596
   Income tax payable (SEE NOTE 5)                                                 3,990                 1,666
   Deferred income on shipment to distributors                                    21,902                27,425
                                                                       -------------------------------------------
Total current liabilities                                                         85,727                79,841

Deferred income taxes                                                                265                    71

Commitments and contingencies

Stockholder's equity:
   Common stock, $0.01 par value:
     Authorized shares - 150,000,000
     Issued and outstanding - 100,000,000 in 1997 and 1998                         1,000                 1,000
   Capital in excess of par value                                                 32,448                32,448
   Retained earnings                                                               4,294                21,506
   Accumulated other comprehensive income                                              -                    14
                                                                       -------------------------------------------
Total stockholder's equity                                                        37,742                54,968
                                                                       -------------------------------------------
Total liabilities and stockholder's equity                                      $123,734              $134,880
                                                                       -------------------------------------------
                                                                       -------------------------------------------

                             SEE ACCOMPANYING NOTES.

                              Vantis Corporation

                       Consolidated Statements of Income


                                                                                       YEARS ENDED
                                                                  DECEMBER 29,         DECEMBER 28,              DECEMBER 27,
                                                                     1996                  1997                      1998
                                                              -----------------------------------------------------------------
                                                                                       (IN THOUSANDS)
Net sales                                                          $248,094              $243,099                  $204,997

Expenses: (SEE NOTE 10, REGARDING RELATED PARTY
   TRANSACTIONS WITH AMD)
     Cost of sales                                                  134,942               125,736                   101,442
     Research and development                                        46,375                30,848                    35,616
     Marketing, general, and administrative                          49,817                49,762                    46,339
                                                              -----------------------------------------------------------------
                                                                    231,134               206,346                   183,397
                                                              -----------------------------------------------------------------
Operating income                                                     16,960                36,753                    21,600

Interest and other, net                                                   -                   516                     4,419
                                                              -----------------------------------------------------------------
Income before income taxes                                           16,960                37,269                    26,019

Income taxes                                                          5,757                13,096                     8,807
                                                              -----------------------------------------------------------------
Net income                                                         $ 11,203              $ 24,173                  $ 17,212
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------

Net income per basic and diluted share                                                                             $  0.17
                                                                                                          ---------------------

Common shares outstanding - basic and diluted                                                                      100,000
                                                                                                          ---------------------
                                                                                                          ---------------------

                             SEE ACCOMPANYING NOTES.

                             Vantis Corporation

     Consolidated Statements of Stockholder's Equity and Division Equity

                                                     COMMON STOCK        CAPITAL IN                    OTHER           TOTAL
                                    DIVISION    ---------------------    EXCESS OF     RETAINED   COMPREHENSIVE   STOCKHOLDER'S
                                     EQUITY       SHARES      AMOUNT     PAR VALUE     EARNINGS       INCOME          EQUITY
                                 --------------------------------------------------------------------------------------------------
                                                                           (IN THOUSANDS)
Balance at December 31, 1995        $ 12,734           -      $    -       $     -      $     -          $ -            $     -
   Net income and
     comprehensive income             11,203           -           -             -            -            -                  -
   Net financing provided
     from AMD                          4,079           -           -             -            -            -                  -
                                 --------------------------------------------------------------------------------------------------
Balance at December 29, 1996          28,016           -           -             -            -            -                  -
   Net income and
     comprehensive income             19,879           -           -             -        4,294            -              4,294
   Net financing provided to
     AMD                             (14,447)          -           -             -            -            -                  -
   Issuance of common stock
     in exchange for transfer
     of assets from AMD              (33,448)    100,000       1,000        32,448            -            -             33,448
                                 --------------------------------------------------------------------------------------------------
Balance at December 28, 1997               -     100,000       1,000        32,448        4,294            -             37,742
   Net income                              -           -           -             -       17,212            -             17,212
   Other comprehensive
     income, net of tax:
     Unrealized gains on
     securities                            -           -           -             -            -           14                 14
                                                                                                                    ---------------
   Comprehensive income                    -           -           -             -            -            -             17,226
                                 --------------------------------------------------------------------------------------------------
Balance at December 27, 1998        $      -     100,000      $1,000       $32,448      $21,506          $14            $54,968
                                 --------------------------------------------------------------------------------------------------
                                 --------------------------------------------------------------------------------------------------

                            SEE ACCOMPANYING NOTES.

                               Vantis Corporation

                      Consolidated Statements of Cash Flows

                                                                                          YEARS ENDED
                                                           ------------------------------------------------------------------------
                                                                 DECEMBER 29,              DECEMBER 28,           DECEMBER 27,
                                                                     1996                      1997                   1998
                                                           ------------------------------------------------------------------------
                                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                        $ 11,203                   $ 24,173               $ 17,212
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                   3,721                      3,888                  3,802
     Net loss on disposal of equipment and furniture                     -                          2                    226
     Net decrease (increase) in deferred income taxes                  (25)                    (1,741)                 1,332
     Changes in operating assets and liabilities:
       Accounts receivable                                           5,312                     12,600                (14,435)
       Inventories                                                   1,071                     (1,535)                 1,508
       Prepaid expenses, other current assets, and
         other assets                                                 (660)                    (1,548)                   166
       Payable to AMD                                                  366                     55,609                (15,077)
       Accrued compensation and benefits                            (1,015)                     1,667                  1,074
       Accrued liabilities                                             251                         (2)                 4,918
       Income tax payable                                          (18,042)                    (1,792)                (2,324)
       Deferred income on shipment to distributors                  (1,989)                    (2,982)                 5,523
                                                           ------------------------------------------------------------------------
Net cash provided by operating activities                              193                     88,339                  3,925

INVESTING ACTIVITIES
Purchase of equipment and furniture                                 (4,272)                    (1,754)                (2,491)
Maturities (purchase) of available-for-sale
   securities, net                                                       -                    (32,500)               (16,019)
                                                           ------------------------------------------------------------------------
Net cash used in investing activities                               (4,272)                   (34,254)               (18,510)

FINANCING ACTIVITIES
Net financing provided (to) from AMD                                 4,079                    (14,447)                     -
                                                           ------------------------------------------------------------------------
Net cash provided by (used in) financing activities                  4,079                    (14,447)                     -
                                                           ------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                     -                     39,638                (14,585)
Cash and cash equivalents at beginning of year                           -                          -                 39,638
                                                           ------------------------------------------------------------------------
Cash and cash equivalents at end of year                          $      -                   $ 39,638               $ 25,053
                                                           ------------------------------------------------------------------------
                                                           ------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
   Income taxes                                                   $      -                   $      -               $  9,808
                                                           ------------------------------------------------------------------------
                                                           ------------------------------------------------------------------------

                             SEE ACCOMPANYING NOTES.

                             Vantis Corporation

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              December 27, 1998

1.  BACKGROUND AND BASIS OF PRESENTATION

BACKGROUND

In July 1997, Vantis Corporation (Vantis or the Company) was formed to separate the programmable logic device (PLD) division of Advanced Micro Devices, Inc. (AMD) from AMD's other operations. The PLD division of AMD was initially created as a result of the merger of Monolithic Memories, Inc. into AMD in 1988.

On September 29, 1997, AMD transferred substantially all of the assets and liabilities and all of the operations of the PLD division of AMD excluding bipolar PLDs (the Business) to the Company. A summary of the assets transferred and liabilities assumed is as follows (IN THOUSANDS):

     Cash transferred from AMD                            $ 35,312
     Other assets transferred from AMD                      34,874
     Liabilities assumed by Vantis                         (36,738)
                                                          --------
     Net equity                                           $ 33,448
                                                          --------
                                                          --------

The Company is a wholly owned subsidiary of AMD as of December 27, 1998. The Company currently relies upon AMD for substantially all of its manufacturing, assembly, test, mark, and pack activities under agreements entered into between the Company and AMD in the fourth quarter of 1997. In addition, the Company receives administrative services from AMD (SEE NOTE 10).

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the Company's operations as a division of AMD for the period from December 30, 1996 to September 28, 1997. The consolidated financial statements through September 28, 1997 have been presented as if the Company had existed as an entity separate from AMD. The consolidated balance sheet at December 29, 1996 has been prepared using the historical basis of accounting and included all of the assets and liabilities specifically identifiable to the Company, and for certain liabilities that are not specifically identifiable, estimates have been used to allocate a portion of AMD's liabilities to the Company. The statements of income, stockholder's equity and division equity, and cash flows for the year ended December 29, 1996 and through the period ended September 28, 1997 include all sales and expenses attributable to the Company, including certain corporate administration, finance, and management costs which have been allocated to the Company based on certain management assumptions (SEE NOTE 10). Prior to September 29, 1997, cash management for the Company was performed by AMD on a centralized basis. Accordingly, the Company had no cash and cash equivalents or investments in 1996.

                               Vantis Corporation

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998


1.  BACKGROUND AND BASIS OF PRESENTATION (CONTINUED)

BASIS OF PRESENTATION (CONTINUED)

Beginning September 29, 1997, the date AMD transferred the Business to the Company, the corporate accounting systems of AMD tracked all financial transactions of the Company separately from those of AMD. Financial results subsequent to that date include the accounts and operations of the Company as a stand-alone company pursuant to certain agreements between the Company and AMD (SEE NOTE 10).

In connection with the transfer of the Business to the Company by AMD, the Company issued 1,000 shares of the Company's common stock at $0.01 par value to AMD. On October 14, 1997, the Company effected a stock split of 100,000 shares of common stock for each share then outstanding, resulting in total capitalization of 100,000,000 shares of common stock at $0.01 par value.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

The Company reports on a 52- or 53-week fiscal year ending on the last Sunday in December, which resulted in a 52-week fiscal year for 1996, 1997, and 1998, that ended on December 29, December 28, and December 27, respectively.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. Upon consolidation, all significant intercompany accounts and transactions are eliminated.

CASH EQUIVALENTS

Cash equivalents consist of financial instruments that are readily convertible to cash and have original maturities of three months or less at the time of acquisition.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

The Company invests its excess cash in high-quality instruments. All of the Company's marketable investments are classified as available-for-sale.

Available-for-sale securities are reported at fair market value with the related unrealized gains and losses, net of tax, included as a component of accumulated other comprehensive income. The cost of securities sold is based upon the specific identification method. Realized gains and losses and declines in value of securities judged to be other than temporary are included in interest income. Interest and dividends on all securities are included in interest income.

Investments consist of money market auction-rate preferred stocks and corporate bonds.

INVENTORIES

Inventories are stated at standard cost adjusted to approximate the lower of cost (first-in, first-out method) or market (net realizable) value.

EQUIPMENT AND FURNITURE

Equipment and furniture are stated at cost. Depreciation is provided using the straight-line basis over the estimated useful lives of the assets for financial reporting purposes and on accelerated methods for tax reporting purposes. The estimated useful lives of equipment and furniture for financial reporting purposes are three to five years.

REVENUE RECOGNITION

Net sales are stated net of discounts and allowances. Revenue from product sales direct to customers is recognized upon shipment. The Company defers the recognition of revenue and gross profit on shipments to distributors that have certain rights of return and price protection privileges on unsold product by the distributor until the distributor resells the product to the end customer.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SOFTWARE REVENUE RECOGNITION

Effective December 29, 1997, the Company adopted AICPA Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2), as amended by SOP 98-4, "Deferral of the Effective Dates of a Provision of SOP 97-2" and SOP 98-9, "Modification of SOP 97-2," "Software Revenue Recognition with Respect to Certain Transactions," which was effective for transactions that the Company entered into in 1998. The effect of adopting SOP 97-2 did not have a material impact on the results of operations or financial position of the Company.

SOFTWARE DEVELOPMENT COSTS

Under Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software To Be Sold, Leased, or Otherwise Marketed," certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model, which is typically demonstrated by initial beta shipment. The period between the achievement of technological feasibility and the general release of the Company's products has been of short duration. As of December 27, 1998, such capitalizable software development costs were insignificant, and all software development costs have been charged to research and development expense in the accompanying consolidated financial statements of income.

ADVERTISING COSTS

The Company expenses advertising costs in the period in which they are incurred. Advertising expense for 1996, 1997, and 1998 was approximately $5 million, $6 million, and $5 million, respectively.

FOREIGN CURRENCY REMEASUREMENT

Adjustments resulting from the process of remeasurement into U.S. dollars of the foreign currency financial statements of the Company's wholly owned foreign subsidiaries, for which the U.S. dollar is the functional currency, are included in operations and have not been material.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME PER SHARE

Basic net income per share is based upon weighted average common shares outstanding. Diluted net income per share is computed using the weighted average common shares outstanding plus any potential common stock. There was no potential common stock outstanding for any of the periods presented.

In July 1997, the Company was incorporated as a wholly owned subsidiary of AMD. Basic net income per share for the years ended December 29, 1996 and December 28, 1997 have not been presented because there were no common shares outstanding, and such information would not be meaningful.

STOCK-BASED COMPENSATION

The Company accounts for its stock option plans in accordance with provisions of the Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued to Employees" (APB Opinion No. 25). In 1995, the Financial Accounting Standards Board released the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). FAS 123 provides an alternative to APB Opinion No. 25 and is effective for fiscal years beginning after December 15, 1995. As allowed under FAS 123, the Company continues to account for its employee stock plans in accordance with the provisions of APB Opinion No. 25 (SEE NOTE 7).

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

Effective December 29, 1997, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (FAS 130). FAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of FAS 130 had no impact on the Company's net income or stockholder's equity and division equity. FAS 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments which, prior to adoption, were reported separately in stockholder's equity and division equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of FAS 130.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), which is required to be adopted in years beginning after June 15, 1999. The Company does not usually use derivatives instruments, therefore the adoption of FAS 133 is not expected to affect its results of operations or financial position.

3.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables.

The Company places its cash equivalents and short-term investments with high-credit quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. Investments in certificates of deposit are acquired from banks having combined capital, surplus, and undistributed profits of not less than $200 million. Investments in commercial paper, corporate notes, and money market auction-rate preferred stocks of industrial firms and financial institutions are highly rated.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

3.  CONCENTRATIONS OF CREDIT RISK (CONTINUED)

Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base thus spreading the trade credit risk. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs in depth credit evaluations of all new customers and requires letters of credit, bank guarantees, and advance payments, if deemed necessary. Bad debt expenses have not been material.

One of the Company's distributors accounted for 24%, 25%, and 25% of net sales in 1996, 1997, and 1998, respectively. Another distributor accounted for 12%, 14%, and 13% of net sales in 1996, 1997, and 1998, respectively.

4.  CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

The Company held no cash and cash equivalents or short-term investments at December 29, 1996. The following summarizes available-for-sale securities included in cash and cash equivalents and short-term investments as of the respective dates (IN THOUSANDS):

                                                     DECEMBER 28,    DECEMBER 27,
                                                        1997            1998
                                                     ----------------------------
     Cash equivalents:
       Commercial paper                                $ 9,947         $     -
       Money market funds                               27,600          21,000
                                                       -----------------------
     Total cash equivalents                            $37,547         $21,000
                                                       -----------------------
                                                       -----------------------

     Short-term investments:
       Money market auction-rate preferred stock       $32,500         $43,500
       Corporate notes                                       -           5,033
                                                       -----------------------
     Total short-term investments                      $32,500         $48,533
                                                       -----------------------
                                                       -----------------------

There were no realized or unrealized gains and losses in 1996 as the Company did not have any cash or investment balances. Unrealized gains and losses were $0 and $14,000 in 1997 and 1998, respectively. Realized gains and losses were immaterial in all the periods presented.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

5.  INCOME TAXES

The income before income taxes shown for periods up to September 28, 1997 reflects the Company's operation as a division of AMD. The income tax expense and income taxes payable reported for these earlier periods represent what separate Company taxes would have been and were payable to AMD. Subsequent to September 28, 1997, the Company has been included in the consolidated federal income tax return of AMD and is responsible for its income taxes through a tax sharing arrangement with AMD, whereby federal and state taxes are allocated on a separate company basis.

Provision for income taxes consists of the following (IN THOUSANDS):

                                                   YEARS ENDED
                                        1996          1997          1998
                                       ----------------------------------
     Current:
        Federal                        $5,726        $14,202       $6,987
        State                              56            635           90
        Foreign                             -              -          398

     Deferred:
        Federal                           (24)        (1,660)       1,238
        State                              (1)           (81)          94
                                       ----------------------------------
     Provisions for income taxes       $5,757        $13,096       $8,807
                                       ----------------------------------
                                       ----------------------------------

The following is a reconciliation between statutory federal income taxes and the provision for income taxes (IN THOUSANDS, EXCEPT PERCENT):

                                                             YEARS ENDED
                                        1996                     1997                   1998
                                 -----------------------------------------------------------------
                                  TAX        RATE          TAX        RATE         TAX        RATE
                                 -----------------------------------------------------------------
Statutory federal income tax
   provision                     $5,936       35.0%      $13,044       35.0%      $9,107      35.0%
State taxes net of federal
   benefit                            9        0.1%          326        0.9%         (18)     (0.1)%
Other                              (188)      (1.2)%        (274)      (0.8)%       (282)     (1.1)%
                                 -----------------------------------------------------------------
                                 $5,757       33.9%      $13,096       35.1%      $8,807      33.8%
                                 -----------------------------------------------------------------
                                 -----------------------------------------------------------------

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

5.  INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (IN THOUSANDS):

                                                            DECEMBER 28,    DECEMBER 27,
                                                                1997            1998
                                                            ----------------------------

     Deferred tax assets:
       Deferred distributor income                            $11,827          $10,120
       Inventory reserves                                       4,596            3,270
       Accrued liabilities not currently deductible               637            1,047
       Other                                                      285            2,150
                                                              ------------------------
     Total deferred tax assets                                 17,345           16,587

     Deferred tax liabilities:
       Depreciation                                              (687)            (687)
       Other                                                      422             (152)
                                                              ------------------------
     Total deferred tax liabilities                              (265)            (839)
                                                              ------------------------
     Net deferred tax assets                                  $17,080          $15,748
                                                              ------------------------
                                                              ------------------------

The Company did not record a valuation allowance for all periods presented. Realization of the Company's net deferred tax assets is dependent on future taxable income. The Company believes that it is more likely than not that such assets will be realized; however, ultimate realization could be negatively impacted by market conditions and other variables not known or anticipated at this time.

6.  LINE OF CREDIT AGREEMENT

In accordance with the Administrative Services Agreement entered into on September 29, 1997, between the Company and AMD, the Company obtained a revolving line of credit agreement with AMD under which it may borrow up to $15 million (SEE NOTE 10). Interest accrues monthly on the aggregate unpaid amount of any funds advanced to the Company by AMD. Such interest is based on the reference rates established by Bank of America at the draw date. The agreement and resultant available facility terminate on December 31, 1999. The Company has not drawn on the line of credit, leaving $15 million unused and available as of December 27, 1998.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

7.  STOCK-BASED BENEFIT PLANS

EMPLOYEE STOCK PLANS

The Company does not have an employee stock option or employee stock purchase plan. While employees of AMD, certain employees of the Company were granted options to purchase AMD common stock. As of August 1997, the Company's employees were no longer eligible to receive new grants under AMD employee stock option plans but continue to participate to the extent they held outstanding options in those plans. The Company's employees continue to participate in the employee stock purchase plan of AMD.

AMD has several stock option plans under which certain employees of the Company have previously been granted nonqualified (NSOs) options to purchase AMD's common stock. Generally, options are exercisable within four years from the date of grant and expire ten years after the date of grant. Exercise prices of NSOs range from $4.25 to the fair market value of the common stock at the date of grant.

On September 10, 1998, the Compensation Committee of the Board of Directors of AMD approved a stock option repricing program pursuant to which employees of AMD and the Company (excluding officers and vice presidents) could elect to cancel certain unexercised stock options in exchange for new stock options with an exercise price of $19.43, which was equal to 20 percent above the closing price of AMD's common stock on the New York Stock Exchange on September 10, 1998. Options repriced in accordance with the July 10, 1996 repricing program were not eligible to be repriced. For the Company's participants, approximately 66,000 options were eligible for repricing, of which approximately 39,000 were repriced.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

7.  STOCK-BASED BENEFIT PLANS (CONTINUED)

EMPLOYEE STOCK PLANS (CONTINUED)

On July 10, 1996, the Compensation Committee of the Board of Directors of AMD approved a stock option repricing program pursuant to which employees of AMD and the Company (excluding officers) could elect to cancel certain unexercised stock options in exchange for new stock options with an exercise price of $11.88, equal to the closing price of AMD's common stock on the New York Stock Exchange on July 15, 1996. For the Company's participants, approximately 478,431 options were eligible for repricing, of which 435,000 were repriced. The vesting schedules and expiration dates of repriced stock options were extended by one year, and certain employees canceled stock options for four shares of common stock in exchange for repriced options for three shares of common stock.

The following is a summary of stock option activity for the Company's participants and related information. Stock option activity is presented as though the participants were Vantis employees when the Company was still a division of AMD. Grants and cancelations in accordance with the repricing programs, disclosed above, have been included in "grants" and "canceled" in the table below.

                                                      1996                   1997                   1998
                                               ------------------     -------------------    -------------------
                                                          WEIGHTED               WEIGHTED               WEIGHTED
                                                          AVERAGE                AVERAGE                AVERAGE
                                                          EXERCISE               EXERCISE               EXERCISE
                                               OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS      PRICE
                                               -------------------    -------------------    -------------------
                                                                        (IN THOUSANDS)
Options
Outstanding at beginning of year                 880       $19.97        974      $10.77      1,040      $14.43
  Granted                                        624       $11.98        149      $35.55         39      $19.43
  Canceled                                      (502)      $28.62         (1)     $11.88        (77)     $27.95
  Exercised                                      (28)      $ 6.78        (82)     $ 9.30        (83)     $ 8.81
                                               -----                   -----                  -----
Outstanding at end of year                       974       $10.77      1,040      $14.43        919      $13.84
                                               -----                   -----                  -----
                                               -----                   -----                  -----

Options exercisable at end of year               360                     535                    631
Available for grant at beginning of year         751                   3,845                      -
Available for grant at end of year             3,845                       -                      -


                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

7.  STOCK-BASED BENEFIT PLANS (CONTINUED)

EMPLOYEE STOCK PLANS (CONTINUED)

Additional information about outstanding options to purchase AMD common stock held by employees of the Company at December 27, 1998 is as follows:

                                          OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                         -----------------------------------------------------     ---------------------------------
                               NUMBER            WEIGHTED                               NUMBER
                            OUTSTANDING          AVERAGE           WEIGHTED           EXERCISABLE        WEIGHTED
                                 AT             REMAINING          AVERAGE                 AT            AVERAGE
         RANGE OF           DECEMBER 27,       CONTRACTUAL         EXERCISE           DECEMBER 27,       EXERCISE
      EXERCISE PRICES           1998           LIFE (YEARS)         PRICE                 1998            PRICE
------------------------------------------------------------------------------    ----------------------------------
                                                       (IN THOUSANDS)
      $4.25 - $9.38              202               3.77            $ 6.70                176              $ 6.31
     $10.63 - $11.88             411               6.59            $11.70                310              $11.72
     $13.00 - $18.69             174               5.87            $13.81                112              $13.81
     $19.43 - $39.75             132               8.75            $31.25                 33              $35.94
                               -------                                                 -------
      $4.25 - $39.75             919               6.18            $13.84                631              $11.85
                               -------                                                 -------
                               -------                                                 -------

STOCK PURCHASE PLAN

AMD has an employee stock purchase plan (ESPP) that allows participating U.S. employees to purchase, through payroll deductions, shares of AMD's common stock at 85 percent of the fair market value at specified dates. At December 27, 1998, 427,361 common shares remained available for issuance under the plan. A summary of stock purchased by the Company's employees under the plan is shown below.

                                                         1996               1997                1998
                                                   -------------------------------------------------------
                                                         (IN THOUSANDS, EXCEPT EMPLOYEE PARTICIPANTS)
            Aggregate purchase price                     $660               $795               $1,170
            Shares purchased                               52                 37                   75
            Employee participants                          99                122                  156

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

7.  STOCK-BASED BENEFIT PLANS (CONTINUED)

STOCK-BASED COMPENSATION

As permitted under FAS 123, the Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for the AMD stock-based awards to the Company's employees. Pro forma information regarding net income and net income per share is required by FAS 123 for awards granted after December 31, 1994, as if the Company had accounted for AMD stock-based awards to the Company's employees under the fair value method of FAS 123. The fair value of the AMD stock-based awards to the Company's employees was estimated using a Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because the AMD stock-based awards to the Company's employees have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of stock-based awards to the Company's employees. The fair value of the AMD stock-based awards to the Company's employees was estimated assuming no expected dividends and the following weighted average assumptions:

                                        OPTIONS OUTSTANDING                               ESPP
                               ---------------------------------------    --------------------------------------
                                   1996         1997         1998             1996         1997         1998
                               ---------------------------------------    --------------------------------------
Expected life (years)               2.66         3.47         2.93             0.25         0.25         0.25
Expected stock price
  volatility                       47.15%       54.87%       66.61%           47.90%       69.17%       75.78%
Risk-free interest rate             6.45%        6.30%        5.35%            5.29%        5.38%        5.16%


                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

7.  STOCK-BASED BENEFIT PLANS (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

For pro forma purposes, the estimated fair value of the AMD stock-based awards to Company employees is amortized over the options' vesting period (for options) and the three-month purchase period (for stock purchases under the ESPP). The Company's pro forma information follows:

                                                     1996                1997               1998
                                             ---------------------------------------------------------
                                                   (IN THOUSANDS, EXCEPT EMPLOYEE PARTICIPANTS)
      Net income - as reported                      $11,203             $24,173            $ 7,212
      Net income - pro forma                        $10,122             $22,537            $15,959
      Basic and diluted net income per
         share - as reported                        $     -             $     -            $  0.17
      Basic and diluted net income per
         share - pro forma                          $     -             $     -            $  0.16


Because FAS 123 is applicable only to awards granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until approximately 1999. The weighted average grant date fair value of stock-based rewards was $5.02, $15.78, and $6.85 in 1996, 1997, and 1998, respectively. The weighted average grant date fair value of stock purchase rights under AMD employee stock purchase plan was $3.99, $8.49, and $6.20 in 1996, 1997, and 1998, respectively.

8.  OTHER EMPLOYEE BENEFIT PLANS

Through December 28, 1997, employees of the Company participated in several AMD retirement, employee benefit, and incentive plans. These plans included (i) a profit sharing plan, (ii) a stock bonus plan, (iii) a salary deferral 401(k) plan, and (iv) a key contributor bonus plan. Certain key employees and certain management of the Company also participated in various incentive arrangements based on individual performance and AMD's performance.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

8.  OTHER EMPLOYEE BENEFIT PLANS (CONTINUED)

For the two years ended December 28, 1997, the Company's employees participated in the AMD retirement savings plan, commonly known as a 401(k) plan, that allows participating United States employees to contribute from one percent to 15 percent of their pre-tax salary subject to Internal Revenue Service limits. The Company made a matching contribution calculated at 50 cents on each dollar of the first 3 percent of participant contributions a maximum of 1.5 percent of eligible compensation. Effective January 1, 1998, the Company established the Vantis Corporation 401(k) plan. The provisions of the Vantis Corporation 401(k) plan are identical to those of the AMD retirement savings plan. The Company's contributions to the 401(k) plan of AMD were approximately $154,000 and $183,000 for 1996 and 1997, respectively. The Company's contributions to the 401(k) plan of the Company were $305,564 for the year ended December 27, 1998.

The Company established a profit sharing plan and incentive plan that offer cash awards to its employees, on January 1, 1998. Under the profit sharing plan, eligible United States employees may receive a cash payment at the end of each quarter based on whether or not certain company target goals have been satisfied. The Company's contributions to the profit sharing plan were approximately $314,000 for the year ended December 27, 1998. The incentive plan offers awards to certain key employees and certain members of management based on both the Company's performance as well as individual performance.

9.  COMMITMENTS

Certain operating leases and lease commitments were assumed by the Company as part of the transfer of the Business effective September 29, 1997. The Company has also entered into purchase commitments with AMD for wafer fabrication and assembly, test, mark, and pack services as described in the respective agreements (SEE NOTE 10).

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

9.  COMMITMENTS (CONTINUED)

At December 27, 1998, the future minimum lease payments for each of the next five years and beyond under noncancelable long-term operating lease obligations and purchase commitments, primarily with AMD, are as follows (IN THOUSANDS):

                                          OPERATING          PURCHASE
                                            LEASE           COMMITMENTS
                                        ---------------------------------
                 1999                        $524             $28,555
                 2000                        $458             $ 3,179
                 2001                        $334             $     -
                 2002                        $257             $     -
                 2003                        $145             $     -
                 Beyond 2003                 $  -             $     -

Rent expense incurred under operating leases was approximately $2 million for all periods presented.

10. RELATED PARTY TRANSACTIONS

The Company and AMD have entered into various transactions and agreements in the ordinary course of business. Total costs recorded by the Company under the signed agreements, summarized below, were approximately $30 million in the fourth quarter of 1997 and $99 million for the year ended December 27, 1998. AMD paid nearly all expense and disbursement transactions of the Company for all periods presented. The payable to AMD represents amounts due AMD for the services performed for the Company by AMD as well as balances due AMD for amounts paid on behalf of the Company.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

10. RELATED PARTY TRANSACTIONS (CONTINUED)

COST ALLOCATIONS

The statements of income for the period from December 30, 1996 to September 28, 1997 include all sales and expenses attributable to the Company, including a corporate allocation of the costs of facilities and employee benefits. These allocations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs that would have resulted if the Company had operated on a stand-alone basis during these periods nor are they necessarily indicative of future costs to support the operations of the Company. Pro rata allocations to the Company were based on factors, including net sales, budgeted sales, headcount, and direct operating expenses or activities. Allocated expenses were approximately $33 million and $16 million for fiscal years 1996 and 1997, respectively. All expenses for the year ended December 27, 1998 are based on the agreements described below or activity with third-party vendors.

WAFER FABRICATION AGREEMENT

The Company and AMD have entered into a Wafer Fabrication Agreement (the Wafer Fabrication Agreement) pursuant to which AMD has agreed to fabricate programmable logic semiconductor wafers for the Company. The Company is required to provide AMD with annual and quarterly forecasts of its die demand needs. AMD has agreed to respond to these forecasts with commitments (the AMD Commitment) to fabricate all or a portion of the forecasted amount of die. The Company has agreed to reimburse AMD for unrecovered costs of AMD resulting from any disparity between the Company's actual production demands and a certain percentage of the applicable AMD Commitment.

The Wafer Fabrication Agreement expires on September 28, 2002 and, under certain conditions, may be terminated earlier by either party.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

10. RELATED PARTY TRANSACTIONS (CONTINUED)

ASSEMBLY, TEST, MARK AND PACK AGREEMENT

AMD and the Company have entered into an Assembly, Test, Mark and Pack Agreement (the Assembly, Test, Mark and Pack Agreement) pursuant to which AMD has agreed to perform for the Company assembly, test, mark, pack, and related services on die consigned to AMD by the Company. The Company has agreed to provide AMD with annual and quarterly forecasts of its service needs, and AMD has agreed to respond with commitments to provide all or a portion of the Company's forecasted service needs for the first thirteen weeks of each quarterly forecast. AMD is not obligated to provide services at its facilities in excess of the maximum historical capacity at any such facility.

The Assembly, Test, Mark and Pack Agreement expires on September 28, 2002 and under certain conditions may be terminated earlier by either party.

ADMINISTRATIVE SERVICES AGREEMENT

AMD and the Company have entered into an Administrative Services Agreement (the Administrative Services Agreement) pursuant to which AMD and its affiliates have agreed to provide, on a transitional basis, certain administrative services to the Company and its foreign subsidiaries. Such administrative services include communications, office services, finance, human resources, information technology, legal, and procurement services. The Administrative Services Agreement also provides for the lease to the Company, on a month-to-month basis, of certain office and test space and for a revolving line-of-credit to the Company by AMD in an aggregate unpaid amount not to exceed $15 million. The Administrative Services Agreement does not require AMD to provide any administrative services to the extent that the performance of such services becomes more expensive for AMD as a result of an organizational or operational change by the Company that was not contemplated by the parties at the time of the Administrative Services Agreement.

The Administrative Services Agreement expires on December 31, 1999. The Company may terminate the provision of one or more services upon 90 days prior written notice to AMD. The Administrative Services Agreement under certain conditions may also be terminated earlier by either party.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

10. RELATED PARTY TRANSACTIONS (CONTINUED)

BIPOLAR PLD SALES AND MARKETING SERVICES AGREEMENT

Pursuant to a Bipolar PLD Sales and Marketing Services Agreement between the Company and AMD (the Bipolar PLD Agreement), the Company has agreed to provide to AMD, as requested by AMD sales and marketing services for bipolar PLDs manufactured by AMD. Services under the Bipolar PLD Agreement currently include receipt and processing of orders, distribution of invoices, collection of receivables, marketing, and customer service and support. The Bipolar PLD Agreement provides that AMD will pay the Company a monthly fee in consideration of the services provided. The initial monthly fee, which may be reviewed annually, is a percentage of the gross revenues arising from sales by the Company of AMD bipolar PLDs.

The Bipolar PLD Agreement expires on the earlier of December 31, 2002 or 90 days after AMD provides written notification to the Company. AMD anticipates that it will eventually phase out its manufacture and sale of bipolar PLDs.

AMD FINANCING AGREEMENTS

AMD has entered into a series of financing agreements that contain significant restrictive covenants. Failure to comply with certain such limitations would have a material adverse effect on AMD. Many of the covenants restrict the Company as a subsidiary of AMD to the same extent that AMD is restricted. As long as the Company is a majority-owned subsidiary of AMD, it remains subject to these covenants. Among other things, the Company will be restricted in its ability to (i) declare or pay dividends or make other distributions on account of the common stock; (ii) purchase, redeem, or otherwise acquire or retire for value the common stock; (iii) make investments other than certain strategic investments, investments in cash equivalents, investments in AMD or certain of its affiliates, or other investment specifically permitted by the terms of the financing agreement;
(iv) incur indebtedness or issue preferred stock; (v) dispose of assets or issue or sell common stock or other equity interests of the Company; and (vi) create or incur liens on assets of the Company.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

10. RELATED PARTY TRANSACTIONS (CONTINUED)

PATENT CROSS LICENSE AGREEMENT

Pursuant to a Patent Cross License Agreement between AMD and the Company (the Patent Cross License Agreement), AMD and the Company have each agreed to license to the other, every issued patent or patent that may be issued on applications filed prior to January 8, 2003. Each cross-license is a nonassignable and nontransferable (except as expressly permitted) worldwide, nonexclusive, royalty-free license without the right to grant sublicenses. The Patent Cross License Agreement also provides that all inventions developed jointly by AMD and the Company under the Wafer Fabrication Agreement and the Assembly, Test, Mark and Pack Agreement will be jointly owned by AMD and the Company.

The Patent Cross License Agreement expires on the date of expiration of the last licensed patent to expire. The Patent Cross License Agreement may be terminated by either party upon the occurrence of certain events.

11. CONTINGENCIES

AMD V. ALTERA COMPANY

AMD and Altera are currently involved in litigation involving certain patent infringement claims. Vantis received all rights to the AMD-held patents as part of the Patent Cross License Agreement in September 1997.

An agreement entered into between AMD and Vantis requires AMD to indemnify Vantis for any liability incurred by Vantis in connection with or as a result of this litigation. A further agreement between AMD and Vantis requires AMD to indemnify the Company against all damages, attorneys' fees, court costs, and other similar expenses owed to Altera pursuant to any final judgment or settlement of this litigation. Based upon information presently known to management, the Company does not believe that the ultimate resolution of this lawsuit will have a material adverse effect on the financial condition or results of operations of the Company.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

OTHER MATTERS

The Company is a defendant or plaintiff in various other actions that arose in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

12. YEAR 2000 READINESSS (UNAUDITED)

Many current firmware programs and software systems are coded to accept only two digits for the year entry in a date code field. If any of our current firmware or software interpret a year entry of "00" in a date code field as the year 1900 rather than the Year 2000, system failures or miscalculations could result in disruptions of operations, including, among other things, a temporary inability to process transactions, issue invoices, or engage in other normal business activities.

The Company has developed a multistep Year 2000 readiness plan. The plan includes development of corporate awareness, assessment of internal systems and suppliers, project planning, project implementation (including remediation, upgrading, and replacement), validation testing, and contingency planning. In March 1998, the Company performed a complete inventory of its computer systems, including engineering systems, work stations, servers, desktops, and all hardware and software. While this inventory revealed that not many of these systems will require substantial corrective action, the Company recently began upgrades designed to remedy those systems that were deemed to be noncompliant. These upgrades are scheduled for completion during the third quarter of 1999 and are estimated to cost approximately $100,000.

The Company is initiating formal communication with significant suppliers to determine the extent to which its operations are vulnerable to those third parties' failure to remediate their own Year 2000 issues. Suppliers of hardware, software, or other products that might contain embedded processors will also be requested to provide information regarding the Year 2000 compliance status of their products. In order to protect against the acquisition of additional noncompliant products, the Company now requires suppliers to warrant that products sold or licensed to it are Year 2000 compliant.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

12. YEAR 2000 READINESS (UNAUDITED) (CONTINUED)

AMD is the primary wafer manufacturer and principal supplier of goods and services to the Company. Given this relationship with AMD, the Company, as a wholly owned subsidiary of AMD, has relied primarily on AMD's response to the Year 2000 issue. In particular, the Company is relying on AMD's analysis and efforts in the areas of order processing and management, manufacturing, shipping and distribution, and finance. The Company believes the failure of AMD or the Company to successfully resolve their Year 2000 issues could result in a shut-down of some or all of AMD's or the Company's operations, which could have a material adverse effect on the Company.

AMD has developed a multistep Year 2000 readiness plan for its internal systems, including replacing its order management system with a Year 2000 compliant system and contracting with a software reengineering company specializing in Year 2000 problems to remediate noncompliant code in older applications and systems. AMD is also utilizing internal resources to reprogram or replace and test the software for Year 2000 modifications and is dedicating substantial resources to Year 2000 issues with respect to its wafer fabrication and wafer sort facilities worldwide. We are briefed weekly on the progress of these projects. If required modifications to AMD's order management existing software and conversions to new software are not made or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of the Company.

AMD has contacted significant suppliers of hardware, software, or other products to obtain information regarding the Year 2000 compliance status of these third parties' products. To the extent that AMD's or our significant suppliers do not successfully achieve Year 2000 compliance on a timely basis, our business or operations could be materially and adversely affected.

The Company does not currently have any information regarding the Year 2000 compliance status of its customers. In the event that a number of the Company's customers and suppliers do not successfully achieve Year 2000 compliance on a timely basis, the Company's business or operations could be adversely affected.

                               Vantis Corporation

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 27, 1998

12. YEAR 2000 READINESS (UNAUDITED) (CONTINUED)

The Company is currently assessing its exposure to contingencies related to the Year 2000 issue for products it sells or has already sold; however, the Company does not expect these contingencies to have a material impact on its operations. To date, the Company has not evaluated the potential implications of noncompliant embedded technologies contained in noninformation technology systems, including general facility and security systems. The Company is also vulnerable to unquantifiable risks associated with external forces that threaten to affect industry and commerce in general, such as utility or transportation company Year 2000 compliance failures and related service interruptions.

The Company has not yet developed a comprehensive contingency plan to address situations that may result if it is unable to achieve Year 2000 readiness of its critical operations. Development of contingency plans is in progress and is expected to be completed by September 30, 1999. The Company's failure to develop and implement, if necessary, an appropriate contingency plan could have a material adverse effect on its operations.

The total cost of the Year 2000 project for the Company is currently estimated at approximately $500,000, which is not material to its results of operations or financial condition. The costs of the Year 2000 project are being funded through operating cash flows. The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on the Company's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third-party modification plans, and other factors. Actual results could materially differ from those anticipated.

                               VANTIS CORPORATION

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

             AT MARCH 28, 1999 AND FOR THE THREE MONTH PERIODS ENDED
                        MARCH 28, 1999 AND MARCH 29, 1998
                                   (UNAUDITED)


Condensed Consolidated Balance Sheet at March 28, 1999                  34
Condensed Consolidated Statements of Income for the
  Three Months Ended March 28, 1999 and March 29, 1998                  35
Condensed Consolidated Statements of Cash Flows for the
  Three Months Ended March 28, 1999 and March 29, 1998                  36
Notes to Condensed Consolidated Financial Statements                    37

                               VANTIS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                 MARCH 28,
                                                                    1999
                                                                -----------
(THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)                 (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                       $ 18,374
  Short-term investments                                            58,490
  Accounts receivable, net of allowance for
    doubtful accounts of $570                                       24,351
  Inventory                                                          8,346
  Receivable from AMD                                               12,700
  Prepaid expenses and other current assets                            895
  Deferred income taxes                                             16,605
                                                                  --------
Total current assets                                               139,761
Equipment and furniture, net of accumulated
  depreciation                                                       6,376
Other assets                                                         6,198
                                                                  --------
                                                                  $152,335
                                                                  --------
                                                                  --------

LIABILITIES AND STOCKHOLDER'S  EQUITY
Current liabilities:
  Payable to AMD                                                  $ 45,497
  Accrued compensation and benefits                                  4,383
  Accrued liabilities                                                7,557
  Income tax payable                                                 4,712
  Deferred income on shipments to distributors                      29,096
                                                                  --------
Total current liabilities                                           91,245
Other long term liabilities                                          1,250
Deferred income taxes                                                   49

Commitments and contingencies

Stockholder's equity:
  Common stock, $.10 par value:
    Authorized shares -- 150,000,000; issued and
      outstanding shares -- 100,000,000                              1,000
  Capital in excess of par                                          32,448
  Retained earnings                                                 26,303
  Accumulated other comprehensive income                                40
                                                                  --------
Total stockholder's equity                                          59,791
                                                                  --------
                                                                  $152,335
                                                                  --------
                                                                  --------

                            See accompanying notes.

                               VANTIS CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                         THREE MONTHS ENDED
                                                      ------------------------
                                                      MARCH 28,      MARCH 29,
                                                         1999          1998
                                                      ---------      ---------
(THOUSANDS, EXCEPT PER SHARE AMOUNTS)                       (UNAUDITED)
Net sales                                              $47,157        $56,224

Expenses:
   Cost of sales                                        20,395         26,158
   Research and development                             11,924         10,483
   Marketing, general and administrative                 8,245          7,939
                                                       -------        -------
                                                        40,564         44,580
                                                       -------        -------
  Operating income                                       6,593         11,644

Interest and other, net                                    965          1,492
                                                       -------        -------
Income before income taxes                               7,558         13,136

Income taxes                                             2,761          4,439
                                                       -------        -------
Net income                                             $ 4,797        $ 8,697
                                                       -------        -------
                                                       -------        -------

Net income per basic and diluted share                 $  0.05        $  0.09
                                                       -------        -------
                                                       -------        -------

Common shares outstanding - basic and diluted          100,000        100,000
                                                       -------        -------
                                                       -------        -------

                             See accompanying notes.

                               VANTIS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      THREE MONTHS ENDED
                                                                   ------------------------
                                                                   MARCH 28,      MARCH 29,
                                                                     1999           1998
                                                                   ---------      ---------
(THOUSANDS)                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income                                                         $  4,797       $  8,697
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation & amortization                                           967          1,028
  Deferred income taxes                                                (808)            --
  Changes in operating assets and liabilities:
     Accounts receivable                                              2,596         (8,550)
     Inventory                                                        1,443           (194)
     Prepaid expenses, other current assets and other assets           (227)        (1,218)
     Accrued liabilities                                              7,937         15,308
     Income tax payable                                               3,046          4,381
     Deferred income on shipment to distributors                      1,671            671
                                                                   --------       --------
Net cash provided by operating activities                            21,422         20,123

INVESTING ACTIVITIES
Purchases of property and  equipment                                   (944)          (835)
Purchases of software licenses                                       (4,500)            --
Maturities (purchases) of available-for-sale securities, net         (9,957)       (19,500)
                                                                   --------       --------
Net cash used in investing activities                               (15,401)       (20,335)

FINANCING ACTIVITIES
Net financing provided to AMD                                       (12,700)            --
                                                                   --------       --------
Net cash used for financing activities                              (12,700)            --
                                                                   --------       --------

Net decrease in cash and cash equivalents                            (6,679)          (212)
Cash and cash equivalents at beginning of period                     25,053         39,638
                                                                   --------       --------
Cash and cash equivalents at end of period                         $ 18,374       $ 39,426
                                                                   --------       --------
                                                                   --------       --------

                             See accompanying notes.

                               VANTIS CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                MARCH 28, 1999

1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 28, 1999 are not necessarily indicative of the result that may be expected for the year ended December 26, 1999. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended December 27, 1998.

    The Company uses a 52- to 53- week fiscal year ending on the last Sunday in December. The quarters ended March 28, 1999 and March 29, 1998 each included 13 weeks.

    The condensed consolidated financial statements include the accounts of Vantis Corporation and its subsidiaries (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

                               VANTIS CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 MARCH 28, 1999


    AVAILABLE-FOR-SALE SECURITIES

    The following is a summary of available-for-sale securities:

                                                  March 28,
(Thousands)                                         1999
                                                  ---------
Cash equivalents:
Money market funds                                 $13,000
Certificates of deposit                              2,028
                                                   -------
    Total cash equivalents                         $15,028
                                                   -------
                                                   -------

Short-term investments:
  Bank notes                                       $ 5,059
  Certificates of deposit                           10,000
  Commercial paper                                  43,431
                                                   -------
    Total short-term investments                   $58,490
                                                   -------
                                                   -------

NET INCOME PER SHARE

    In connection with the transfer of the Business to the Company by AMD in September 1997, the Company issued 1,000 shares of the Company's common stock at $0.01 par value to AMD. On October 14, 1997, the Company effected a stock split of 100,000 shares of common stock for each share then outstanding, resulting in total capitalization of 100,000,000 shares of common stock outstanding at March 28, 1999. Basic net income per share is based upon weighted average common shares outstanding. Diluted net income per share is computed using the weighted average common shares outstanding plus any potential common stock. As of March 28, 1999, the weighted average common shares outstanding for computing net income per share is 100,000,000 shares.

    In April 1999, the Company approved and adopted the 1999 Performance Award Plan and the 1999 Leadership Award Plan. Under the terms of these plans, in April and June 1999, the Company issued approximately 10.9 million stock options to employees. The exercise price of the options is equal to the fair market value of the Company's common stock on the date of grant as determined by the board of directors.

                               VANTIS CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 MARCH 28, 1999

COMPREHENSIVE INCOME

The following are the components of comprehensive income:

                                                                    Three Months Ended
                                                              -----------------------------
                                                                March 28,        March 29,
(Thousands) (unaudited)                                            1999             1998
                                                              -------------     -----------
Net Income                                                        $4,797           $8,697
                                                                  ------           ------
Unrealized gains on securities, net of tax:
   Unrealized holding gains arising during the period                 26                -
                                                                  ------           ------
Other comprehensive income                                            26                -
                                                                  ------           ------
Comprehensive income                                              $4,823           $8,697
                                                                  ------           ------
                                                                  ------           ------

2.  SALE OF COMPANY

    On April 21, 1999, Advanced Micro Devices, Inc., the parent company of Vantis Corporation, entered into an agreement with Lattice Semiconductor Corporation to sell all of the stock of the Company for approximately $500 million plus assumption of liabilities and other costs incurred by the buyer. The purchase price is subject to change during the six months following the acquisition date. The transaction was completed on June 15, 1999 and was accounted for as a purchase by the buyer. Therefore the basis of carrying assets and liabilities used in the financial statements may not be indicative of the basis used in the financial statements of Lattice Semiconductor Corporation.

3.  INVENTORY

    Inventory consists of the following at March 28, 1999:

         Finished goods           $2,906
         Work in process           5,440
                                  ------
                                  $8,346
                                  ------
                                  ------

                               VANTIS CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 MARCH 28, 1999

4.  ADVANCE TO AMD

    During March 1999 the Company advanced approximately $12.7 million to AMD. This amount was repaid in April 1999 with interest at approximately 4.5% per annum.

5.  PREPAID SOFTWARE LICENSE AGREEMENT

    In 1998, the Company entered into a license agreement with a software company requiring the payment of $4.5 million in license fees over time upon the satisfactory development and delivery of the software to the Company. Initial software acceptance and delivery of the software was completed during the first calendar quarter of 1999. Accordingly, a prepaid software license asset of $4.5 million is included in Other assets, and is being amortized on the straight line method over three years which represents the estimated useful life of the software. As of March 28, 1999, $500,000 of the license fee has been paid, $2.75 million is due within the next twelve months and is recorded as a current liability, and $1.25 million is due in equal consecutive quarterly installments of $250,000 beginning in June, 2000, and is recorded as a long-term liability in the accompanying condensed consolidated balance sheet.

6.  CONTINGENCIES

AMD V. ALTERA CORPORATION

    ADVANCED MICRO DEVICES, INC. V. ALTERA CORPORATION (CASE NO.
C-94-20567-RMW,N.D. CAL.). This litigation, which began in 1994, involves multiple claims and counterclaims for patent infringement relating to Vantis and Altera programmable logic devices.

    In April 1999, the Federal Court of Appeal reversed earlier jury and Court decisions and held that Altera is not licensed to the eight AMD patents-in-suit. These eight AMD patents were subsequently assigned to Vantis. Also in April 1999, following the decision of the Federal Court of appeal, Altera filed a petition for rehearing. In June 1999, the Federal Court of Appeal denied Altera's petition for rehearing.

    In connection with the acquisition of Vantis by Lattice Semiconductor Corporation, Lattice agreed to assume both the claims against Altera and the claims by Altera against AMD.

(b) Pro Forma Financial Information.
              ----------------------

    The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had Lattice Semiconductor Corporation ("Lattice") and Vantis Corporation ("Vantis") been a consolidated company during the specified periods. Further, non recurring Purchase Accounting adjustments are excluded from the pro forma adjustments in the unaudited pro forma condensed Statement of Operations.
The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Lattice which were previously reported in Lattice's Annual Report on Form 10-K for the year ended April 3, 1999 and the Quarterly Report on Form 10-Q for the quarter ended July 3, 1999, which are hereby incorporated by reference, and the consolidated financial statements and the notes thereto for the three years ended December 27, 1998 and the Unaudited Condensed Consolidated Statements and the notes thereto for the three month period ended March 28, 1999, of Vantis included elsewhere in this Current Report on Form 8-K.

    The following unaudited pro forma condensed consolidated financial statements are based on the respective historical audited and unaudited consolidated financial statements and the notes thereto of Lattice and Vantis after giving effect to the acquisition of Vantis using the purchase method of accounting and the assumptions and adjustments described below. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on an independent appraisal and management estimates. The purchase price allocation is subject to further refinement and change over the next year. Management is in the process of completing its plans related to the integration of Vantis, and accordingly, the amounts recorded related to Vantis are based on management's current estimate of those costs.

    This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

    The required pro forma unaudited financial information is set forth below.

                     PRO FORMA FINANCIAL INFORMATION

                            Table of Contents                       page
Unaudited Pro Forma Condensed Consolidated Balance Sheet -
   April 3, 1999                                                      43

Unaudited Pro Forma Condensed Consolidated Statement of
    Operations - Year ended April 3, 1999                             44

Unaudited Notes to Pro Forma Condensed Consolidated
    Financial Statements                                              45


                        LATTICE SEMICONDUCTOR CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  April 3, 1999
                                 (in thousands)

                                                                             Pro Forma      Pro Forma
                                                   Lattice     Vantis       Adjustments      Combined
                                                  ---------   ---------   ---------------   ----------
ASSETS
Cash and short term investments (Note 1)          $319,434    $ 76,864    $(260,562) A       $135,736
Accounts receivable, net                            23,788      24,351                         48,139
Inventories                                         17,683       8,346          500  B         26,529
Other current assets                                20,461      30,200      (16,605) B         34,056
                                                  ---------   ---------   ----------         ---------

    Total current assets                           381,366     139,761     (276,667)          244,460

Property plant and equipment, net                   44,993       6,376        3,854  B         55,223
Foundry investments, advances and
  other assets                                     114,537       6,198        2,951  C        123,686
Intangible assets, net                                                      422,533  A        422,533
Deferred income taxes                                                        32,486  E         32,486
                                                  ---------   ---------   ----------         ---------

     Total assets                                 $540,896    $152,335    $ 185,157          $878,388
                                                  ---------   ---------   ----------         ---------
                                                  ---------   ---------   ----------         ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses           $ 32,184    $ 57,437    $  58,274  A       $147,895
  Bank borrowings                                                            25,000  C         25,000
  Deferred income on sales to distributors          19,993      29,096      (29,096) B         19,993
  Income taxes payable                               4,985       4,712       (4,712) B          4,985
                                                  ---------   ---------   ----------         ---------

    Total current liabilities                       57,162      91,245       49,466           197,873

Bank borrowings and other long term liabilities                  1,299      227,999  C        229,298
                                                  ---------   ---------   ----------         ---------

    Total liabilities                               57,162      92,544      277,465           427,171
                                                  ---------   ---------   ----------         ---------

Stockholders' equity:
  Stock and Paid-in Capital                        223,526      33,488       (9,488) F G      247,526
  Retained earnings                                260,208      26,303      (82,820) F        203,691
                                                  ---------   ---------   ----------         ---------

    Total stockholders' equity                     483,734      59,791      (92,308)          451,217
                                                  ---------   ---------   ----------         ---------

    Total liabilities and stockholders' equity    $540,896    $152,335    $ 185,157          $878,388
                                                  ---------   ---------   ----------         ---------
                                                  ---------   ---------   ----------         ---------

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                        LATTICE SEMICONDUCTOR CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED April 3, 1999
                                 (in thousands)

                                                                            Pro Forma     Pro Forma
                                                   Lattice     Vantis      Adjustments     Combined
                                                  --------    --------   --------------   ---------
Revenue                                           $200,072    $195,930                     $396,002

Costs and expenses:
  Costs of products sold                            78,440      95,678                      174,118
  Research and development                          33,190      35,922                       69,112
  Selling, general and administrative               36,818      47,781                       84,599
  Amortization of intangibles                                            $  84,500  A        84,500
                                                  ---------   ---------  ----------       ----------

Total operating expenses                           148,448     179,381      84,500          412,329

Income (loss) from operations                       51,624      16,549     (84,500)         (16,327)

Other income (expense), net                         10,668       3,892     (27,444) C D     (12,884)
                                                  ---------   ---------  ----------       ----------

Income (loss) before income taxes                   62,292      20,441    (111,944)         (29,211)

Provision (benefit) for income taxes                20,246       7,129     (36,723) E        (9,348)
                                                  ---------   ---------  ----------       ----------

Net income (loss)                                 $ 42,046    $ 13,312   $ (75,221)       $ (19,863)
                                                  ---------   ---------  ----------       ----------
                                                  ---------   ---------  ----------       ----------

Basic earnings (loss) per share                      $1.79                                   ($0.85)
                                                  ---------                               ----------
                                                  ---------                               ----------

Diluted earnings (loss) per share                    $1.77                                   ($0.85)
                                                  ---------                               ----------
                                                  ---------                               ----------

Shares used in computing basic
  earnings (loss) per share                         23,487                                   23,487
                                                  ---------                               ----------
                                                  ---------                               ----------

Shares used in computing diluted earnings
  (loss) per share (Note 3)                         23,819                                   23,487
                                                  ---------                               ----------
                                                  ---------                               ----------

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                        LATTICE SEMICONDUCTOR CORPORATION
               UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (in thousands)

Note 1.   Basis of Presentation

On June 15, 1999, Lattice Semiconductor Corporation ("Lattice") completed the acquisition of all of the outstanding capital stock of Vantis Corporation ("Vantis") from Advanced Micro Devices, Inc. ("AMD"). The transaction was completed pursuant to a Stock Purchase Agreement dated as of April 21, 1999 between Lattice and AMD. We paid approximately $500 million in cash for all of the outstanding capital stock of Vantis. In addition, we exchanged our stock options for all of the options outstanding under Vantis employee stock option plans.

The components of purchase price are as follows (millions):

     Bank term and line of credit bearing interest at
       adjustable rates                                              $250.3
     Cash                                                             249.8
     Other liabilities assumed                                         34.5
     Fair value of options assumed                                     24.0
     Estimated direct acquisition costs                                10.8
     Exit costs                                                         8.3
     Preacquisition contingencies                                       5.4
                                                                     ------
            Total                                                    $583.1
                                                                     ------
                                                                     ------

The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired is based on an independent appraisal and management estimates. The purchase price allocation is subject to further refinement and change over the next year. Management is in the process of completing its integration plans related to Vantis, and accordingly, the amounts recorded are based on management's current estimate of those costs. The allocation of purchase price is discussed further in Note 2.

The pro forma unaudited condensed consolidated statement of operations is presented using Lattice's audited condensed consolidated statement of operations for the twelve months ended April 3, 1999 combined with Vantis's unaudited condensed consolidated statement of operations for the twelve months ended March 28, 1999 assuming the transaction occurred on March 29, 1998.

The pro forma unaudited condensed consolidated balance sheet gives effect to the acquisition as if the transaction had taken place on April 3, 1999 and combines Lattice's audited April 3, 1999 condensed consolidated balance sheet amounts with Vantis's unaudited March 28, 1999 condensed consolidated balance sheet amounts.

For financial reporting purposes, Lattice and Vantis report on 13 or 14 week quarters with their years ending April 3, 1999 and December 27, 1998, respectively. There were no transactions between Lattice and Vantis during the period presented and there are no significant differences between the accounting policies of Lattice and Vantis.

The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Lattice, which were previously reported in Lattice's Annual Report on Form 10-K/A for the year ended April 3, 1999 and its Quarterly Report on Form 10-Q for the quarter ended July 3, 1999, incorporated herein by reference, and with the financial statements and notes thereto of Vantis included elsewhere in this Form 8-K/A. These pro forma statements are based on such consolidated financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.

Note 2.   Pro Forma Adjustments

The pro forma adjustments are based on a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. This allocation is subject to refinement and change over the next year. The allocation of the purchase price is based on an independent appraisal of certain assets as well as management estimates of fair value. It also reflects the results of an integration plan, which includes elimination of duplicative facilities, elimination of duplicative sales representatives and distributors, employee separations resulting from changes in responsibilities, employee relocation and other integration actions. The accruals recorded related to the integration of Vantis operations are in accordance with Emerging Issue Task Force No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination."

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-K/A for the year ended April 3, 1999 and our Quarterly Reports on Form 10-Q for the quarter ended July 3, 1999 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.

(A) To reflect the allocation of purchase price to net assets acquired and liabilities assumed. The purchase price was allocated as follows:

Acquisition of Vantis.

We completed the acquisition of all of the outstanding capital stock of Vantis from AMD on June 15, 1999. We paid approximately $500.1 million in cash for all of the outstanding capital stock of Vantis. Additionally, we paid approximately $10.8 million in estimated direct acquisition costs, we accrued an additional $5.4 million of pre-acquisition contingencies, we accrued $8.3 million in exit costs and recorded normal accruals of $34.5 million related to the Vantis business. The cash adjustment in the pro forma condensed consolidated Balance Sheet is cash paid to the seller and estimated direct acquisition costs. This purchase was financed using a combination of cash reserves and a new credit facility bearing interest at adjustable rates (Note C.) In addition, we assumed all of the options outstanding under Vantis employee stock plans with a calculated Black-Scholes value of approximately $24.0 million. The total purchase price of Vantis was $583.1 million. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed based on an independent appraisal and management estimates. The purchase price and the related allocation are subject to further refinement and change over the next year. The total purchase price was allocated as follows (in millions):

Current technology                                                   $210.3
Excess of purchase price over net assets assumed                      158.8
In-process research and development                                    89.0
Fair value of other tangible net assets                                61.3
Assembled workforce, customer list, patents and trademarks             53.5
Fair value of property, plant and equipment                            10.2
                                                                     ------
Total                                                                $583.1
                                                                     ------
                                                                     ------

Vantis Integration

We have taken certain actions to integrate the Vantis operations and, in certain instances, to consolidate duplicative operations. Accrued exit costs related to Vantis were recorded as an adjustment to the fair value of net assets in the purchase price allocation. Accrued exit costs include $4.2 million related to Vantis office closures, $2.5 million related to integration costs for Vantis employees and $1.6 million in other exit costs primarily relating to the termination of Vantis foreign distributors. These accruals are based upon our current estimates and are in accordance with Emerging Issue Task Force ("EITF") No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination". There was no activity against these exit costs for the period June 16, 1999 to July 3, 1999.

In-Process Research and Development

The value assigned to IPR&D was determined by identifying individual research projects for which technological feasibility had not been established. These include semiconductor projects with a value after application of the SEC's IPR&D valuation methodology of $77.2 million and a process technology project with a value of $11.8 million.

Useful lives of intangible assets

The estimated weighted average useful life of the intangible assets for current technology, assembled workforce, customer lists, trademarks, patents and residual goodwill, created as a result of the acquisition, is approximately five years.

(B) Adjustment to eliminate Vantis deferred income, and deferred and current income taxes, and to adjust inventory and property, plant and equipment to fair value.

(C)  Adjustment to record the current ($25 million) and long-term ($195
million)      portion of the term loan and the $33 million revolving line of credit entered into on June 15, 1999 on the unaudited pro forma condensed consolidated balance sheet as of April 3, 1999. The term loan bears interest at adjustable rates and an increase or decrease in the interest rate by 1/4% would have an insignificant effect to the unaudited pro forma condensed consolidated statements of operations presented. The unaudited pro forma condensed consolidated statements of operations include an adjustment to record interest expense for the periods presented related to the incremental borrowing entered into by Lattice to finance the Vantis acquisition using an assumed rate of 7%. Amortization of capitalized debt issuance costs are $984,000 for the period presented. Costs and expenses related to the issuance of this debt totalled approximately $3 million and are capitalized and amortized over the life of the loan using the interest method.

(D) Adjustment to reflect the reversal of interest income on the pro forma adjustment to cash resulting from the acquisition. The assumed rate of return on the cash balance was approximately 3.5% which is based upon the estimated rate of return on short-term investments for Lattice.

(E) Adjustment to reflect the tax effect of the pro forma adjustments at the combined rate of Lattice and Vantis during the period presented.

(F) Adjustment to eliminate Vantis stockholder's equity previously recorded and to reflect in-process research and development charge.


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

(G) Adjustment to stockholders' equity to record the Black-Scholes value of the Vantis stock options converted to Lattice stock options as a result of the transaction. Assumptions used in the Black-Scholes calculations are:
volatility - 43.9%; risk free interest rate - 4.7%; expected option life from vesting date - 1.3 years; unvested option forfeiture rate - 27%.


Note 3.   Pro Forma Earnings (Loss) Per Share

Basic pro forma earnings (loss) per share was calculated based on shares of Lattice's Common Stock outstanding at April 3, 1999. Diluted earnings per share are the same as basic shares outstanding because including common stock equivalents would be anti-dilutive.

(A)   Exhibits.

23.1  Consent of Ernst and Young LLP, Independent Auditors


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LATTICE SEMICONDUCTOR CORPORATION



Date: August 20, 1999       By:   /s/ Stephen Skaggs
                                 ---------------------------------
                                 Name:  STEPHEN A. SKAGGS
                                 Title: Chief Financial Officer


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